Exhibit 99.14


                              SECOND AMENDMENT TO
                           AIRCRAFT LEASE AGREEMENT


          THIS SECOND AMENDMENT TO AIRCRAFT LEASE AGREEMENT ("Second Amendment") is made and entered into as of the 11th day of December 2000, by and between Delta Aviation, LLC, an Indiana limited liability corporation whose mailing address is P.O. Box 51609, Indianapolis, Indiana 46251 (hereinafter referred to as "Lessor"), and American Trans Air ExecuJet, Inc., an Indiana corporation with its office at 7337 West Washington Street, Indianapolis, Indiana 46231 (hereinafter referred to as "Lessee").

                                  Witnesseth:

          WHEREAS, Lessor and Lessee entered into an Aircraft Lease Agreement as of the 11th day of December 1998 (the "Lease"), and a First Amendment to Aircraft Lease Agreement as of the 1st day of September 1999; and

          WHEREAS, Lessor and Lessee desire to further amend the Lease as set forth herein.

                                   Agreement

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

          1. New Term. Section 2 of the Lease is hereby amended to read as follows:

          The term of the Lease of the Aircraft shall commence on the 11th day of December 2000 and shall continue through and including December 10, 2002.

          2. Other Sections of Lease. Except as modified in Section 1 of this Second Amendment, the Lease shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties have authorized this Second Amendment to be executed by their respective officers as of the day and year first written above.

                                 LESSOR:
                                 DELTA AVIATION, LLC


                                 By
                                    -------------------------------------
                                    James W. Hlavacek, President

                                 LESSEE:
                                 AMERICAN TRANS AIR EXECUJET, INC.


                                 By
                                    -------------------------------------
                                    Gordon D. Moebius, Secretary